Exhibit 10.16

STOCK OPTION AGREEMENT

(Qualified Stock Option)

Name of Employee:

Date of Grant:

Number of Shares:

Exercise Price Per Share:	$

This STOCK OPTION AGREEMENT (the “Agreement”) made as of                    between Christopher & Banks Corporation (the “Company”) and the above-named individual, an employee of the Company or one of its subsidiaries (the “Employee”), to record the granting of an option pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”).  This option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and this Agreement and the Plan are to be construed accordingly.  Except as otherwise defined herein, capitalized terms contained in this Agreement shall have the same meaning as set forth in the Plan.

1.             Grant of Option:  In accordance with Plan, the Company hereby grants to the Employee, effective as of the date of grant listed above, subject to the terms and conditions of the Plan and this Agreement, the option to purchase from the Company an aggregate of              shares of common stock ($.01 par value) of the Company (the “Common Stock”) at the purchase price of $                        per share, such option to be exercisable as hereinafter provided.

2.             Expiration Date:  This option shall expire on                 (the “Expiration Date”).

3.             Exercise of Option:  Subject to Section 8 hereof, this option shall become exercisable with respect to            shares of Common Stock on the first anniversary of the date of grant of this option (                 ), with respect to an additional                       shares on the second anniversary of the date of grant, and with respect to the remaining                        shares on the third anniversary of the date of grant.

This option may be partially exercised from time to time within such percentage limitations.  This option may not be exercised after the Expiration Date. Notwithstanding the foregoing, this option shall not be exercisable for a fractional share of Common Stock. Any exercise of this option shall be made in writing duly executed and delivered to the Company specifying the number of shares as to which the option is being exercised in the form of the Subscription Form for Exercise attached hereto. Schedule I of this Agreement shall be made available to the Company at the time of exercise for notation of any partial exercise.  Notwithstanding the vesting schedule set forth in the first paragraph of this Section 3, effective immediately prior to a Change in Control (as such term is defined in Section 10 of  the Plan), this option, to the extent it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable.

4.             Payment of Option Price:  On the date of any exercise of this option, the purchase price of the shares as to which this option is being exercised shall be due and payable and shall be made in cash or by cash equivalent acceptable to the Committee or by delivery of shares of Common Stock held by the Employee for more than six (6) months (or such period as the Committee may deem appropriate, for accounting purposes or otherwise) and registered in the name of the Employee, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm  of the New York Stock Exchange, and with all necessary transfer tax stamps affixed, or by a combination of the foregoing, any such shares so delivered to be deemed to have a value per share equal to the Fair Market Value of the shares on such date.

5.             Option Nontransferable:  This option is not transferable otherwise than by will or the laws of descent or distribution and is exercisable during the Employee’s lifetime only by the Employee or his or her guardian or legal representative.

6.             Rights as a Shareholder:  The Employee shall have no rights as a shareholder with respect to any of the shares covered by this option until the date of issuance to the Employee of a stock certificate for such shares, and no adjustment shall be made for any dividends or other rights if the record date of such dividends or other rights is prior to the date such stock certificate is issued.

7.             General Restrictions:  The Company will not be obligated to issue shares of Common Stock covered by this option if counsel to the Company determines that such issuance would violate any law or regulation of any governmental authority or any agreement between the Company and the New York Stock Exchange or any national securities exchange upon which the Common Stock is quoted or listed. In connection with any issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. This option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to this option upon the New York Stock Exchange, any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, this option or the issue or purchase of shares under this option, this option shall be subject to the condition that such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

8.             Termination of Employment:

(1)           The option granted pursuant to this Agreement shall terminate immediately upon the termination of the Employee’s employment by the Company or any subsidiary for “cause” as that term is defined in the Plan unless the Employee is a party to an employment (or similar) agreement with the Company or any subsidiary that defines the word “cause,” in which case such definition shall apply for purposes of this Agreement.  If the Employee’s employment is terminated as a result of the Employee’s permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or death, the option granted pursuant to this Agreement may be exercised by the Employee’s legal representative, heir or devisee, as appropriate within one year from the date of disability or death.   If the Employee’s employment is terminated for any reason other than cause, permanent and total disability or death, such option may be exercised within ninety (90) days following the date of termination.  Notwithstanding the preceding sentence, the Company may terminate and cancel such option during the ninety (90) day period referred to in the preceding sentence if the Company’s Board of Directors or the Committee has determined that the Employee has, before or after the termination of employment, materially breached the terms of any agreement with the Company including any employment, confidentiality, or noncompete agreement, violated in a material way any Company policy or engaged in any other act that can be reasonably expected to cause substantial economic or reputational injury to the Company.  Notwithstanding the foregoing, (i) the option granted pursuant to this Agreement shall not be exercisable after the expiration date of such option and (ii) such option (or any portion thereof) which is not exercisable on the date of termination of employment shall not be exercisable thereafter without the consent of the Committee.

(2)           Nothing contained in this Section shall be interpreted or have the effect of extending the period during which an option may be exercised beyond the terms or the Expiration Date provided in this Agreement or established by law or regulation. Death of the Employee subsequent to termination shall not extend such periods. Whether leave of absence shall constitute a termination of employment for purposes of this Agreement shall be determined by the Committee in its sole discretion, and in the event the Committee has so determined, the Committee shall provide written notice of its determination to the Employee.

9.             Adjustment of Shares:

(1)           In the event there is any recapitalization in the form of a stock dividend, distribution, split, subdivision or combination of shares of Common Stock of the Company, resulting in an increase or decease in the number of shares of Common Stock outstanding, the number of shares of Common Stock covered by this option and the exercise price per share under this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate exercise price.

(2)           If, pursuant to any reorganization, sale or exchange of assets, consolidation or merger, outstanding Common Stock of the Company is or would be exchanged for other securities of the Company or of another corporation which is a party to such transaction, or for property, this option shall apply to the securities or property into which the

Common Stock covered hereby would have been changed or for which such Common Stock would have been exchanged had such Common Stock been outstanding at the time.

10.           No Employment Rights:  Neither the Plan nor this option shall confer upon the Employee any right with respect to continuance of employment by the Company or any subsidiary nor shall they interfere in any way with the right of the Company or any subsidiary by which the Employee is employed to terminate the employment of the Employee at any time, with or without cause.

11.           Plan Controls:  The Employee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof including any which may conflict with those contained in this Agreement. The Plan is hereby incorporated by reference into this Agreement, and this Agreement is subject in all respect to the terms and conditions of the Plan. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

12.           Notices:  All notices to the Company shall be in writing and sent by certified or registered mail, postage prepaid, to the General Counsel of the Company at the Company’s offices at 2400 Xenium Lane North, Plymouth, Minnesota 55441 or such other address as the Company shall from time to time notify the Employee in writing. All notices to the Employee shall be in writing and sent by certified or registered mail, postage prepaid, to the Employee at the address set forth on the signature page(s) hereof or such address as the Employee shall from time to time notify the Company in writing. All notices shall be deemed to have been given when mailed.

13.           Conflicts:  As a condition to the granting of the option contained herein, the Employee agrees that any dispute or disagreement with respect to the Plan, this Agreement or such option shall be determined by the Committee in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive. In the event of the institution of any legal proceedings directed to the validity of the Plan, or to any option granted under the Plan, the Company may, in its discretion and without incurring any liability to the Employee terminate this Agreement and/or the option granted pursuant to this Agreement.

14.           Tax Matters:

(1)           Due to the complex nature of the tax laws, the Employee is urged to consult his or her personal tax advisor prior to exercising the option. The Company makes no warranties or representations whatsoever to the Employee regarding the tax consequences of this grant, the exercise of any options or any other matter.

(2)           In the event the Employee seeks to qualify for the special capital gains treatment available for the Plan, the Employee must not dispose of any of the shares of Common Stock acquired upon exercise of the option within two (2) years following the date the option is granted or within one (1) year of the exercise and transfer of the shares of Common Stock to the Employee.  If the Employee shall dispose of any of the shares of Common Stock acquired upon exercise of the option within two (2) years from the date the option was granted or within one (1) year after the date of exercise of the option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction, the Employee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares.  In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure (i) notice to the Company of any disposition of the shares of Common Stock acquired upon exercise of the option within the time periods described above, and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of the Employee, are withheld or collected from the Employee.

15.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws.

IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed on the date set forth opposite the respective signatures. It is further understood that the date of grant may differ from the date of signature.

Dated as of:	Christopher & Banks Corporation

By:

Its:

Dated as of:	Employee

Address:

SCHEDULE I

Date of Exercise	No. of Shares Purchased	Balance of Option Shares	Authorized Signature	Notation Date

SUBSCRIPTION FORM FOR EXERCISE

(To be executed by the holder desiring to

exercise the right to purchase shares

subject to the within option)

The undersigned hereby irrevocable elects to exercise the right to purchase represented by the within option for, and to purchase thereunder,                                shares of Common Stock, $.01 par value per share, of CHRISTOPHER & BANKS CORP., a Delaware corporation (the “Company”), as provided therein and herewith makes payment of the purchase price in full and requests that certificates for such securities be issued in the name of:

Name (Please print in block letters)

Street

City	State	Zip

(Please insert Social Security or other identifying number)

and, if said number of shares shall not be all of the shares issuable thereunder, that any partial exercise of the within option shall be noted in Schedule I thereof which is delivered herewith.

Date:
Signature